UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 17, 2022

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 18, 2022, Clark S. Frame, a director of Citizens & Northern Corporation (the "Corporation") and its wholly-owned banking subsidiary, Citizens & Northern Bank (the "Bank"), communicated to the Board of Directors his intent to retire as a director of the Corporation, effective March 17, 2022.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of its ongoing corporate governance review, the Board of Directors on February 17, 2022, approved and adopted an amendment to the amended By-laws of the Corporation to adopt a majority vote standard for uncontested director elections.  The amendment, which is effective immediately, added a new Section 1.6 to the By-laws, which reads in its entirety as follows:

1.6.Election of Directors; Majority Vote Standard

In an uncontested election of directors of the Corporation, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.  For purposes of this By-Law, a majority of the votes cast shall mean that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election.  Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director's election.  If a nominee for director in an uncontested election of directors fails to receive a majority of the votes cast, that director shall tender promptly to the Board of Directors of the Corporation via the Chairperson of the Corporate Governance and Nominating Committee his or her resignation as a director of the Corporation.  A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation.  The Corporate Governance and Nominating Committee shall make a recommendation to the Board whether to accept, reject or otherwise act with respect to the tendered resignation.  In considering the resignation, the Corporate Governance and Nominating Committee and the Board may evaluate any factor or other information that any of the directors deem relevant.  The Board shall act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee's recommendation, and shall publicly disclose its decision regarding the resignation within one hundred twenty (120) days after the results of the election are certified.  If the resignation is not accepted, the director shall continue to serve until the expiration of his or her current term and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.  Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

The full text of the current By-laws, as amended, is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

By-laws of Citizens & Northern Corporation, as amended through February 17, 2022
3.1	By-laws of Citizens & Northern Corporation, as amended through February 17, 2022.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Dated: February 18, 2022	By:	/s/ Mark A. Hughes
Mark A. Hughes
Treasurer and Chief Financial Officer

3